Exhibit 99:

PRESS RELEASE

FOR IMMEDIATE RELEASE

Southern Community to Present at
2003 Financial Institutions Investors Conference

Winston-Salem, North Carolina, November 12, 2003 – You are invited to join F. Scott Bauer, Chairman and Chief Executive Officer of Southern Community Financial Corporation (Nasdaq Symbol: SCMF) and other financial leaders via conference call for the 2003 Financial Institutions Investor Conference sponsored by Ryan, Beck & Co.

The 2003 Financial Institutions Investor Conference will be held in New York on Wednesday, November 19, 2003. Southern Community will present from 9:20 AM to 9:40 AM. To attend the conference by telephone, call (800) 441-0022 and refer to the Ryan Beck conference. The conference line is for listen only. A copy of the day’s agenda is available on Southern Community’s website at www.smallenoughtocare.com under Investor Relations.

Southern Community is the holding company of Southern Community Bank and Trust, the third largest community bank in the Piedmont Triad (Greensboro, High Point and Winston-Salem) with eight offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina. Southern Community recently announced the acquisition of The Community Bank of Pilot Mountain and recently closed a $30 million trust preferred stock offering.

Southern Community’s common stock trades on The Nasdaq National Market under the symbol SCMF and trust preferred securities under the symbols SCMFP and SCMFO. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Contact:	F. Scott Bauer, Chairman and CEO (336) 768-8500

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